Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”), and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a “group” (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of Perion Network Ltd.

Dated December 10, 2015

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Tyler Jayroe
Name:	Tyler Jayroe
Title:	Executive Director

PEG DIGITAL GROWTH FUND L.P.

By: J.P. Morgan Investment Management Inc., its investment advisor

By:	/s/ Tyler Jayroe
Name:	Tyler Jayroe
Title:	Executive Director

PROJECT CONDOR LLC

By:	/s/ Tyler Jayroe
Name:	Tyler Jayroe
Title:	Vice President

NATIONAL COUNCIL FOR SOCIAL SECURITY FUND

By: J.P. Morgan Investment Management Inc., as authorized signatory

By:	/s/ Evrard Fraise
Name:	Evrard Fraise
Title:	Executive Director